UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2008

ANHEUSER-BUSCH COMPANIES, INC.
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(Exact Name of Registrant as Specified in Charter)

Delaware	1-7823	43-1162835
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(State or Other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Busch Place,	St. Louis, Missouri	63118
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(Address of Principal Executive Offices)	(Zip Code)

              Registrant’s telephone number,  including area code:  314-577-2000
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NONE
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             (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
          Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 1, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Anheuser-Busch Companies, Inc. (the “Company”) approved 2007 bonus payments to the Company’s named executive officers and certain other officers of the Company and Anheuser-Busch, Incorporated.  These bonus payments are made under the 2007 Officer Bonus Program (the “2007 Program”) adopted by the Committee in February 2007 pursuant to and consistent with the objective of the Company’s Officer Bonus Plan (the “Plan”) and upon certification by the Committee that the Performance Goal as established under the 2007 Program has been met.  The Performance Goal is based upon the achievement by the Company of a specified level of pre-tax earnings for 2007.  The Committee has certified that the 2007 Performance Goal has been achieved, and has approved the following bonus payments to the Company’s named executive officers:

Name and Principal Position	2007 Bonus Payment

August A. Busch IV President and Chief Executive Officer	2,500,000

W. Randolph Baker Vice President and Chief Financial Officer	650,000

Mark T. Bobak Group Vice President and Chief Legal Officer¹	600,000

Douglas J. Muhleman Group Vice President – Brewing, Operations and Technology Anheuser-Busch, Incorporated	545,000

Michael J. Owens Vice President – Business Operations Anheuser-Busch, Incorporated	475,000

¹Mr. Bobak resigned as an executive officer of the Company on December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANHEUSER-BUSCH COMPANIES, INC.
(Registrant)

BY:	/s/ JoBeth G. Brown
JoBeth G. Brown
Vice President and Secretary

February 1, 2008
       (Date)